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                                                            EXHIBIT 99.1

                                             VOTE BY TELEPHONE:

                                             Have your proxy card
                                             available when you CALL THE
                                             TOLL-FREE NUMBER
                                             1-800-250-9081 using a
                                             Touch-Tone phone. You will
                                             be prompted to enter your
                                             control number and then you
                                             can follow the simple
                                             prompts that will be
                                             presented to you to record
                                             your vote.

                                             VOTE BY INTERNET:

                                             Have your proxy card
                                             available when you ACCESS
                                             THE WEBSITE
                                             HTTP://WWW.VOTEFAST.COM.
                                             You will be prompted to
                                             enter your control number
                                             and then you can follow the
                                             simple prompts that will be
                                             presented to you to record
                                             your vote.

                                             Michigan law allows proxy
                                             voting by electronic means.

                                             VOTE BY MAIL:

                                             Please mark, sign and date
                                             your proxy card and return
                                             it in the postage-paid
                                             envelope provided or return
                                             it to: Corporate Election
                                             Services, P.O. Box 1150,
                                             Pittsburgh, Pennsylvania
                                             15230.


   VOTE BY TELEPHONE              VOTE BY MAIL               VOTE BY INTERNET
Call TOLL-FREE using a       Access the WEBSITE and         Return your proxy
   Touch-Tone phone              Cast your vote            in the POSTAGE-PAID
    1-800-250-9081          http://www.votefast.com         Envelope provided


                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!



        Your telephone and Internet vote MUST BE RECEIVED BY 11:59 P.M.
         EASTERN STANDARD TIME ON MARCH 12, 2001 to be counted in the final tabulation.




             YOUR CONTROL NUMBER IS:

        *  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  *



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        OLD KENT FINANCIAL CORPORATION                   REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned being a shareholder of Old Kent Financial Corporation ("Old Kent") hereby appoints David J. Wagner, Robert
        H. Warrington and Mary E. Tuuk, or any one of them, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Old Kent which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held in the Gillett Auditorium at Old Kent Bank, 111 Lyon Street N.W., Grand Rapids, Michigan on March 13, 2001 at 10:00 a.m., and at any and all adjournments or postponements thereof. The affirmative vote of a majority of the shares represented at the Meeting may authorize the adjournment of the Meeting; provided, however, that no proxy which is voted against the proposal will be voted in favor of adjournment to solicit further proxies for the proposal.








        The undersigned acknowledges receipt from Old Kent prior to the execution of this proxy of notice of the special meeting and a
        proxy statement/prospectus dated January   , 2001.


                                           .............................

                                           Signature(s)

                                           .............................
                                           Signature(s)

                                           Please sign exactly as your
                                           name appears hereon. If
                                           shares are held jointly, each
                                           holder should sign. When
                                           signing as executor,
                                           administrator, attorney,
                                           trustee or guardian, etc.,
                                           please give your full title.


                                           Dated: ................, 2001












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                            YOUR VOTE IS IMPORTANT!


          IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN AND
          DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
           POSTAGE-PAID ENVELOPE, OR OTHERWISE TO CORPORATE ELECTION
          SERVICES, P.O. BOX 1150, PITTSBURGH, PA 15230, SO THAT YOUR
                   SHARES MAY BE REPRESENTED AT THE MEETING.


        *  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  *

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
                  TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED,
        THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THOSE NAMED IN THIS PROXY. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED IN THIS PROXY TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING. ALL FORMER PROXIES ARE HEREBY REVOKED.



1. Proposal to approve an amended and restated agreement and plan of merger dated as of January 16, 2001 among Fifth Third Bancorp, Fifth Third Financial Corporation and Old Kent Financial Corporation.

                       [ ]  FOR  [ ]  AGAINST  [ ]  ABSTAIN